UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	September 9, 2015

Medgenics, Inc. (Exact Name of Issuer as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-35112 (Commission File Number)	98-0217544 (I.R.S. Employer Identification Number)

435 Devon Park Drive, Building 700 Wayne, Pennsylvania (Address of Principal Executive Offices)	19087 (Zip Code)

(610) 254-4201 (Registrant’s Telephone Number, Including Area Code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry Into a Material Definitive Agreement.

neuroFix Purchase Agreement

On September 9, 2015, Medgenics, Inc., a Delaware corporation (the “Company”), entered into an Equity Interest Purchase Agreement (the “Purchase Agreement”) with neuroFix therapeutics, inc., a Delaware corporation (“Legacy Corp”), neuroFix, LLC, a Delaware limited liability company (“neuroFix”), The Children’s Hospital Of Philadelphia, a Pennsylvania nonprofit corporation (“CHOP”), Philip Harper, an individual (“Harper”), and Hakon Hakonarson, an individual (“Hakonarson”), pursuant to which the Company acquired the equity of neuroFix (the “Acquisition”). Immediately prior to the execution of the Purchase Agreement, Legacy Corp had contributed its business to neuroFix.

Under the terms of the Purchase Agreement, Legacy Corp, neuroFix, CHOP, Harper and Hakonarson agreed to consummate the Acquisition in consideration for certain upfront, milestone and earnout payments related to certain product sales by the Company. The payments by the Company are as follows:

•	an upfront payment of $2 million in cash paid upon the consummation of the Acquisition;

•	a payment of $6 million in cash and common stock of the Company payable upon the earlier to occur of (i) the achievement of a corporate milestone and (ii) March 31, 2016;

•	additional payments of up to $450 million upon the achievement of certain developmental, regulatory and sales milestones related to an oral formulation of NFC-1 (the “Product”) and any new chemical entity developed by the Company covering the same indication as the Product (an “NCE”); and

•	earnout payments equal to a percentage of certain product sales by the Company using tiered rates ranging from the mid- to high single digits depending on the Product or NCE.

In addition to the foregoing, in the event the Product is approved by the United States Food and Drug Administration (the “FDA”) for additional indications beyond the initial indication, additional payments of $25 million for each such additional indication shall be paid by the Company.

The price per share for all common stock of the Company issued in connection with the Acquisition shall equal the lower of (a) the closing price of the Company’s Common Stock as reported by the NYSE MKT exchange on the business day immediately prior to the issuance of such Company Common Stock, and (b) an amount equal to the volume weighted average price for the Company Common Stock as reported by the NYSE MKT for the ten (10) Trading Days immediately prior to the issuance of such Company Common Stock. In addition, pursuant to the Purchase Agreement, the Company shall not issue more than 19.99% of the amount of common stock outstanding on the day it entered into the Purchase Agreement without first obtaining the approval of its stockholders and, in no case, shall the Company issue more than 49.99% of the amount of common stock outstanding on the day it entered into the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants. The Purchase Agreement also contains non-compete and non-solicit covenants pursuant to which Legacy Corp, Harper and Hakonarson agreed not to compete with the Company or solicit the Company’s customers or suppliers after the closing. Pursuant to the terms of the Purchase Agreement, Legacy Corp, CHOP, Harper and Hakonarson will indemnify the Company and its affiliated parties for breaches of their respective representations and warranties, breaches of covenants and certain other matters. The representations and warranties set forth in the Purchase Agreement generally survive for 24 months following the closing of the Acquisition, with longer survival periods with respect to certain fundamental representations and warranties.

The complete Purchase Agreement will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2015 (the “Form 10-Q”). The Company intends to seek confidential treatment for certain terms of the Purchase Agreement at the time of filing such agreements with the Form 10-Q.

CHOP License Agreement

Immediately prior to and in connection with the Acquisition, neuroFix entered into a License Agreement (the “License Agreement”) with CHOP, pursuant to which CHOP would license to neuroFix certain technology owned and controlled by CHOP related to ADHD and certain other neurological and neuropsychological indications. Pursuant to the License Agreement, CHOP licenses to neuroFix (coupled with a right to sublicense) certain patent rights and compound know-how on an exclusive, worldwide, royalty-bearing right and license basis, and certain CHOP know-how (other than compound know-how) on a non-exclusive, worldwide, royalty-bearing right and license basis. CHOP also grants to neuroFix an exclusive option during the term of the License Agreement to negotiate an exclusive license to certain CHOP intellectual property.

Pursuant to the License Agreement, CHOP retains rights to the licensed patent rights and know-how to conduct teaching, educational, research and patient care activities itself and to conduct collaborations with certain not-for-profit, governmental, educational or non-commercial third parties and for purposes outside of the field of the license. Under the License Agreement, neuroFix grants to CHOP a non-exclusive, worldwide, fully paid up, royalty-free license under all intellectual property rights controlled by neuroFix to make and use certain products for education and non-commercial research purposes.

In addition to neuroFix having issued equity to CHOP in partial consideration for the rights granted under the License Agreement (which such equity was issued immediately prior to the Acquisition described above), CHOP is eligible for certain milestone and royalty payments under the License Agreement as further described below:

•	up to $1.5 million in regulatory and sales milestone payments in connection with each FDA-approved indication obtained by neuroFix utilizing intellectual property licensed under the License Agreement;
•	royalty payments equal to a percentage of certain product sales by neuroFix using a fluctuating rate in the low single digits (adjusted downward to the extent third party royalty payments exceed a certain percentage in a given calendar quarter);
•	annual maintenance fees of equal to or less than $100,000 depending on the year; and
•	a certain percentage (ranging from mid-single digits to the mid-teens depending on if other rights of neuroFix are also licensed to the sublicensee at the same time) of all sublicensee income (except any amounts attributable to sublicensed sales by a certain party in Japan).

The License Agreement will terminate, with respect to each product and each territory covered by the License Agreement, upon the later of (i) the expiration of the certain CHOP patent rights and (ii) January 1, 2025, at which time the license rights granted to neuroFix become perpetual, irrevocable, fully paid-up and royalty-free. The License Agreement could also be subject to termination by CHOP if neuroFix is not achieving certain specified development plans and diligence events and is not undertaking commercially reasonable efforts to achieve such events.

The complete License Agreement will be attached as an exhibit to the Form 10-Q. The Company intends to seek confidential treatment for certain terms of the License Agreement at the time of filing such agreement with the Form 10-Q.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The issuance of common stock of the Company pursuant to the Purchase Agreement is expected to be issued through a private placement to an accredited investor in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on September 9, 2015, announcing the Acquisition. A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. The Company also placed a Corporate Slide presentation on its corporate website on September 9, 2015, detailing the Acquisition. A copy of such presentation is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference. These above items shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits: The Exhibit Index annexed hereto is incorporated herein by reference.

99.1	Press Release dated September 9, 2015
99.2	Corporate Slide Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medgenics, Inc.

Date: September 9, 2015	By:	/s/ John Leaman
John Leaman
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release dated September 9, 2015
99.2	Corporate Slide Presentation